NEWS RELEASE



Donald P. Weinzapfel
Chairman of the Board &                                   FOR IMMEDIATE RELEASE
Chief Executive Officer                                      December 17, 1999


Permanent Bancorp, Inc.                                 FOR FURTHER INFORMATION
101 S.E. Third Street                                        Don Weinzapfel
Evansville, IN 47708                                         (812) 437-2265
(812) 437-BANK



                    PERMANENT BANCORP ANNOUNCES NEGOTIATIONS

         (December  17,  1999) --  Donald  P.  Weinzapfel,  Chairman  and  Chief
Executive  Officer  of  Permanent  Bancorp,  Inc.  (NASDAQ - "PERM"), parent  of
Permanent Bank, Evansville, Indiana, announced today that the Company is involved in negotiations that potentially could lead to a stock for stock transaction. Donald P. Weinzapfel cautioned, however, that "I can offer no assurance that our negotiations will conclude in a positive manner." The Company issued the press release following increases in its price and trading volume.

                                       END